Exhibit 17(a)

Prospectus

[LOGO]    Merrill Lynch

Merrill Lynch Variable Series Funds, Inc.

April 4, 2000

This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has Not Approved or Disapproved These Securities or Passed Upon the Adequacy of This Prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

Merrill Lynch American Balanced Fund

PAGE
[ICON]	KEY FACTS

	Merrill Lynch American Balanced Fund at a Glance	3
	Risk/Return Bar Chart	4
	Financial Highlights	5

[ICON]	DETAILS ABOUT THE FUND

	How the Fund Invests	6
	Investment Strategies	7

OTHER IMPORTANT INFORMATION

[ICON]	YOUR ACCOUNT

	The Insurance Companies	A-3
	Investment Strategies	A-3
	Types of Investment Risk	A-8
	How to Buy and Sell Shares	A-13

[ICON]	MANAGEMENT OF THE FUND

	Merrill Lynch Asset Management	A-15

[ICON]	FOR MORE INFORMATION

	Shareholder Reports	Back Cover
	Statement of Additional Information	Back Cover

MERRILL LYNCH AMERICAN BALANCED FUND

Key Facts [ICON]

In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this prospectus in the sidebar.

Equities — Securities representing ownership of a company (“stock”) or securities whose price is linked to the value of securities that represent company ownership.

Debt— Securities representing an obligation to pay specified amounts at specified times such as bonds.

Fixed-Income Investments — Instruments that pay a stated rate of interest or other repayment, including regular debt obligations as well as preferred stock that carries a promised level of dividend payments.

Volatility — the frequency and amount of changes to the Fund’s net asset value.

MERRILL LYNCH AMERICAN BALANCED FUND AT A GLANCE

What is the Fund’s investment objective?

The investment objective of the Fund is to seek a level of current income and degree of stability of principal not normally available from an investment solely in equity securities, as well as the opportunity for capital appreciation greater than is normally available from an investment solely in debt securities.

What are the Fund’s goals?

The Fund tries to choose a mix of investments including some that will increase in value, some that provide current income through interest or dividends, and some that may do both. The Fund tries to blend these investments to create a portfolio that produces more current income with less volatility than an all stock fund would, but also produces more capital growth than an all bond fund would. We cannot guarantee that the Fund will achieve its goals.

What are the Fund’s main investment strategies?

The Fund invests in a balanced portfolio of U.S. equities and debt securities.

What are the main risks of investing in the Fund?

As with any mutual fund, the value of the Fund’s investments, and therefore the value of Fund shares, may go up or down. These changes may occur because a particular stock market is rising or falling. Changes in the value of the Fund’s fixed-income investments may occur in response to interest rate movements — generally, when interest rates go up, the value of fixed-income instruments goes down. Changes in the value of both the Fund’s equity and fixed-income investments may also occur as the result of specific factors that affect particular investments. If the value of the Fund’s investments goes down, you may lose money.

Who should invest?

The Fund may be an appropriate investment to fund a portion of a variable annuity or insurance contract for contract owners who:

•	Are willing to accept the risk of short-term changes in the Fund’s share value in exchange for the potential of higher long-term returns than available from a fund invested only in fixed-income securities

•	Are looking for an investment that provides some current income with less volatility than a fund invested only in equity securities and the potential for higher long-term returns than available from a money market fund

MERRILL LYNCH AMERICAN BALANCED FUND	3

[ICON]    Key Facts

RISK/RETURN BAR CHART

The bar chart and table shown below provide an indication of the risks of investing in the Fund. The bar chart shows changes in the Fund’s performance for Class A shares for each of the past ten calendar years. The table compares the average annual total returns of the Fund’s Class A shares for the periods shown with those of the S&P 500 Index and the Weighted Index. How the Fund performed in the past is not necessarily an indication of how the Fund will perform in the future. The bar chart and table do not reflect separate account fees and expenses, which, if reflected, would lower the returns shown below.

[The following table was depicted as a bar chart in the printed material.]

1990	1991	1992	1993	1994	1995	1996	1997	1998	1999
1.22%	20.65%	5.72%	13.49%	-4.19%	20.81%	9.73%	17.11%	13.56%	8.73%

During the ten year period shown in the bar chart, the highest return for a quarter was 10.79% (quarter ended December 31, 1998) and the lowest return for a quarter was -8.03% (quarter ended September 30, 1998).

Average Annual Total Returns (as of the calendar year ended December 31, 1999)	Past One Year	Past Five Years	Past Ten Years

Merrill Lynch VS: American Balanced Fund	8.73%	13.90%	10.41%

S&P 500 Index*	21.04%	28.54%	18.20%

Weighted Index**	7.72%	13.64%	10.46%

*	The S&P 500® is the Standard & Poor’s Composite Index of 500 Stocks, a widely recognized, unmanaged index of common stock prices. Past performance is not predictive of future performance.
**	This unmanaged index, which is an equally weighted blend of the Three-Month Treasury Bill Index, The Merrill Lynch U.S. Corporate & Government Master Index, and the S&P 500 Index, is comprised of U.S. Treasury Bills maturing in up to 3 months, investment-grade bonds and common stocks. Past performance is not predictive of future performance.

4	MERRILL LYNCH AMERICAN BALANCED FUND

FINANCIAL HIGHLIGHTS

The Financial Highlights table is intended to help you understand the Fund’s financial performance for the periods shown. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate an investor would have earned on an investment in the Fund (assuming reinvestment of all dividends). This information has been audited by Deloitte & Touche LLP, whose report, along with the Fund’s financial statements, is included in the Fund’s annual report to shareholders, which is available upon request.

	American Balanced Fund (Class A)
	For the Year Ended December 31,
Increase (Decrease) in Net Asset Value:	1999	1998	1997	1996	1995

Per Share Operating Performance:

Net asset value, beginning of year	$16.74	$16.59	$16.01	$15.17	$13.08

Investment income — net	.45	.40	.54	.53	.59

Realized and unrealized gain on investments — net	.83	1.60	1.87	.89	2.06

Total from investment operations	1.28	2.00	2.41	1.42	2.65

Less dividends and distributions:
Investment income — net	(.85)	(.54)	(.27)	(.56)	(.56)
Realized gain on investments — net	(2.37)	(1.31)	(1.56)	(.02)	—

Total dividends and distributions	(3.22)	(1.85)	(1.83)	(.58)	(.56)

Net asset value, end of year	$14.80	$16.74	$16.59	$16.01	$15.17

Total Investment Return:*

Based on net asset value per share	8.73%	13.56%	17.11%	9.73%	20.81%

Ratios to Average Net Assets:

Expenses	.61%	.62%	.60%	.60%	.61%

Investment income — net	2.70%	2.37%	3.17%	3.39%	4.22%

Supplemental Data:

Net Assets, end of year (in thousands)	$166,405	$187,084	$194,747	$212,047	$212,912

Portfolio turnover	105.48%	102.47%	136.71%	236.50%	38.40%

*	Total investment returns exclude insurance-related fees and expenses.

MERRILL LYNCH AMERICAN BALANCED FUND	5

Details About the Fund [ICON]

Investment Grade— any of the four highest debt obligation ratings of a recognized rating agency such as: Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group or Fitch IBCA, Inc.

HOW THE FUND INVESTS The Fund will invest at least 25% of its assets in fixed-income securities. The fixed-income securities in which the Fund invests consist of:

•	Short-, intermediate- and long-term U.S. government debt securities

•	Short-, intermediate- and long-term corporate debt securities issued by U.S. companies and rated investment grade

•	Term preferred stock (that is, preferred stock which returns principal at a set time) issued by U.S. companies

•	Corporate debt securities convertible into common stock

•	Money market securities

The Fund will also normally invest a portion of its assets in equity securities. The equity securities in which the Fund invests will primarily be common stocks of large and medium-sized U.S. companies. The Fund will limit its investments in equity securities to 65% of Fund assets at the time of purchase of any equity security. The Fund’s investment in equity securities may from time to time exceed 65% of Fund assets as the result of changes in the value of its holdings, but in this circumstance the Fund will not purchase additional equity securities until the percentage of its holdings of equity securities has been reduced below 65% of Fund assets. In unusual market or economic conditions, the Fund may significantly reduce or eliminate its equity investments to seek to reduce risk.

The Fund has no stated minimum holding period for investments, and will buy or sell securities whenever the Fund’s management sees an appropriate opportunity.

The Fund may use different investment strategies which involve various types of risk. Some of the strategies that this Fund may use and the types of risk involved are summarized on the next page.

6	MERRILL LYNCH AMERICAN BALANCED FUND

ABOUT THE PORTFOLIO MANAGER

Thomas R. Robinson is a Senior Vice President and Portfolio Manager of the Fund. He has served as a First Vice President of MLAM since 1997 and as a Senior Portfolio Manager of MLAM from November 1995 to 1997. From 1989 to 1995, he served as Manager of International Strategy for Merrill Lynch & Co. Global Securities Research & Economics Group.

ABOUT THE INVESTMENT ADVISER

The Fund is managed by Merrill Lynch Asset Management.

INVESTMENT STRATEGIES

This table shows some of the investment strategies (other than the main investment strategies) that the Fund may use and the investment limitations, if any, as a percentage of Fund assets. The principal types of risk associated with each investment strategy are also listed.

Numbers in this table show maximum allowable use only; for actual use, consult the Fund’s annual/semi-annual reports.

Merrill Lynch American Balanced Fund

Key:

#	Maximum % of total assets
•	No restriction on usage
†	Permitted, but used rarely
Ø	Not Permitted
x	Type of risk involved with investment strategy

		Leverage risk	Credit risk	Market risk	Information risk	Valuation risk	Political risk	Currency risk	Liquidity risk	Correlation risk	Selection risk
Borrowing	33	x
Short-term Investment/Repurchase Agreements	•		x
Securities Lending	20	x	x
Short-term Trading	•			x							x
When-issued securities/forward commitments	†	x		x							x
Non-investment grade securities	Ø
Foreign Securities	Ø
Restricted and Illiquid Securities	15		x	x	x	x			x		x
Covered call options	•			x					x	x	x
Indexed derivative securities	Ø
Futures and Options	Ø
Currency contracts	Ø

Each of these strategies and risks is explained in the Other Important Information section of this Prospectus.

OTHER IMPORTANT INFORMATION AND STATEMENT OF ADDITIONAL INFORMATION

Additional information about this Fund is discussed in the Other Important Information section of this Prospectus.

If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.

MERRILL LYNCH AMERICAN BALANCED FUND	7

Other Important Information

Merrill Lynch Variable Series Funds Class A Shares

PAGE
[ICON]	YOUR ACCOUNT

	The Insurance Companies	A-3
	Investment Strategies	A-3
	Types of Investment Risk	A-8
	Special Risks Associated with Foreign Investments Generally	A-10
	How to Buy and Sell Shares	A-13
	How Shares are Priced	A-13
	Dividends and Taxes	A-14

[ICON]	MANAGEMENT OF THE FUND

	Merrill Lynch Asset Management	A-15
	Additional Information	A-16

[ICON]	FOR MORE INFORMATION

	Shareholder Reports	Back Cover
	Statement of Additional Information	Back Cover

MERRILL LYNCH VARIABLE SERIES FUNDS

Your Account [ICON]

THE INSURANCE COMPANIES

Shares of the Funds are sold to separate accounts of insurance companies (the “Insurance Companies”) to fund certain variable life insurance contracts and/or variable annuities (the “Contracts”) issued by the Insurance Companies. Certain Insurance Companies may be affiliates of Merrill Lynch Asset Management, L.P., the Funds’ adviser.

Shares of the Funds are owned by the Insurance Companies, not Contract owners. A Contract owner has no direct interest in the shares of a Fund, but only in the Contract. A Contract is described in the prospectus for that Contract. That prospectus describes the relationship between changes in the value of shares of a Fund, and the benefits provided under a Contract. The prospectus for a Contract also describes various fees payable to the Insurance Company and charges to the separate account made by the Insurance Company with respect to the Contract. Because shares of the Funds will be sold only to the Insurance Companies for the separate accounts, the terms “shareholder” and “shareholders” in this Prospectus refer to the Insurance Companies.

More than one Insurance Company may invest in each Fund. It is possible that a difference may arise among the interests of Insurance Companies that invest in a Fund or the holders of different types of Contracts — for example, if applicable state insurance law or Contract owner instructions prevent an Insurance Company from continuing to invest in a Fund following a change in the Fund’s investment policies, or if different tax laws apply to variable life insurance contracts and variable annuities. The Fund and the Insurance Companies will attempt to monitor events to prevent such differences from arising. If a conflict between Insurance Companies occurs, or between life insurance policies and annuity contracts, however, the Fund may be required to take actions that are adverse to the interests of a particular Insurance Company and its Contract owners, or to the interests of holders of a particular type of Contract.

INVESTMENT STRATEGIES

This section contains a discussion of certain investment strategies that may be used by the Funds. The forepart of this Prospectus indicates which of the following strategies may be used by each Fund. The risks associated with each of these strategies are described in greater detail in the following section of this Other Important Information section, “Types of Investment Risk”. As with any mutual fund, there can be no guarantee that a Fund will meet its goals or that a Fund’s performance will be positive for any period of time.

MERRILL LYNCH VARIABLE SERIES FUNDS	A-3

[ICON] Your Account

Borrowing and Leverage — Each Fund may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund’s portfolio. Borrowing will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund’s return. Certain securities that each Fund buys may create leverage including, for example, options.

Short-Term Investments — Each Fund will normally invest a portion of its assets in short-term debt securities, such as commercial paper or treasury bills agreements. As a temporary measure for defensive purposes, each Fund may invest more heavily in these securities, without limitation. A Fund may also increase its investment in these securities when Fund management is unable to find enough attractive long-term investments, to reduce exposure to long-term investments when management believes it is advisable to do so on a temporary basis, or to meet redemptions. Investments in short-term debt securities can be sold easily and have limited risk of loss but earn only limited returns. Short-term investments may therefore limit the potential for a fund to achieve its investment objective. Short-term investments involve credit risk.

Repurchase Agreements — Each Fund may invest in repurchase agreements. A repurchase agreement involves the purchase of a security together with a simultaneous agreement to resell the security to the seller at a later date at approximately the purchase price less an amount that represents interest to the buyer. Repurchase agreements are considered relatively safe, liquid investments for short-term cash, but involve the risk that the seller will fail to repurchase the security and that the Fund will have to attempt to sell the security in the market for its current value, which may be less than the amount the Fund paid for the security. Repurchase agreements involve credit risk.

Securities Lending — Each Fund may lend a portion of its portfolio securities. A Fund may lend portfolio securities to financial institutions in return for collateral in the form of government securities or cash. A Fund making a securities loan will either receive a fee from the borrower or pay the borrower interest in return for the right to seek to invest cash collateral at a higher rate. If a borrower fails to return a Fund’s security, the Fund will have to attempt to liquidate the borrower’s collateral, which may be worth less than the Fund’s security. Securities loans involve leverage risk and credit risk.

Short-Term Trading — Each Fund can buy and sell securities whenever it sees a market opportunity, and therefore each Fund may engage in short-term trading. Short-term trading may increase a Fund’s expenses and have tax consequences. Short-term trading involves market risk and selection risk.

A-4	MERRILL LYNCH VARIABLE SERIES FUNDS

When-Issued Securities, Delayed Delivery Securities and Forward Commitments — When-issued and delayed-delivery securities and forward commitments involve the risk that the security a Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Fund both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price. When-issued and delayed delivery securities and forward commitments involve market risk, selection risk and leverage risk.

Non-Investment Grade Securities — Non-investment grade securities, otherwise known as “junk bonds”, are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Fund management believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for a Fund. Junk bonds generally are less liquid and experience more price volatility than higher rated debt securities. The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds involve credit risk, market risk, selection risk, valuation risk and liquidity risk, and certain junk bonds may also involve information risk, political risk or currency risk.

Foreign Securities — Certain Funds may invest in foreign securities. Foreign investing involves special risks not present in U.S. securities that may increase the chance a Fund will lose money, including foreign currency risk and the possibility of substantial volatility due to adverse political, economic or other developments. Foreign securities may also be less liquid and harder to value than U.S. securities. These risks are greater for investments in emerging markets. Foreign investing involves market risk, selection risk and political risk, and certain foreign investments may also involve credit risk, information risk, valuation risk, currency risk and liquidity risk.

Restricted and Illiquid Securities — Each Fund may invest a portion of its assets in restricted and illiquid securities, which are investments that the Fund cannot easily resell within seven days at current value or that have contractual or legal restrictions on resale. If the Fund buys illiquid securities it may be unable to quickly resell them or may be able to sell them only at a price below current value. Restricted and illiquid securities involve liquidity risk, market risk, selection risk and valuation risk, and may involve information risk.

MERRILL LYNCH VARIABLE SERIES FUNDS	A-5

[ICON] Your Account

Covered Call Options — Certain Funds can sell covered call options, which are options that give the purchaser the right to require a Fund to sell a security owned by the Fund to the purchaser at a specified price within a limited time period. These Funds may also sell the purchaser a right to require the Fund to make a payment based on the level of an index that is closely correlated with some of the Fund’s holdings. A Fund will receive a premium (an upfront payment) for selling a covered call option, and if the option expires unexercised because the price of the underlying security has gone down the premium received by the Fund will partially offset any losses on the underlying security. By writing a covered call option, however, a Fund limits its ability to sell the underlying security and gives up the opportunity to profit from any increase in the value of the underlying security beyond the sale price specified in the option. Covered call options involve market risk, correlation risk, liquidity risk and selection risk.

Writing of Put Options — Certain Portfolios can sell covered or uncovered put options, which are options that give the purchaser the right to require a Portfolio to buy the underlying security or securities at the exercise price at any time during the option period or at a specific date. A put option written by a Portfolio is covered when, among other things, the Portfolio segregates permissible liquid assets having a value equal to or greater than the exercise price of the option to fulfill the obligation undertaken. A Portfolio receives a premium from writing put options which it retains whether or not the option is exercised. A put option written by a Portfolio exposes the Portfolio during the term of the option to a decline in price of the underlying security.

Indexed Derivative Securities — Certain Funds may invest in debt securities the potential returns of which are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. Some funds may also invest in securities whose return is inversely related to changes in an index or interest rate. In general, inverse securities change in value in a manner that is opposite to most securities — that is, the return of inverse securities will decrease when the index increases in value and increase in value when the index decreases. Investments in indexed and inverse securities may subject the Fund to the risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed and inverse securities may increase or decrease in value at a greater rate than the underlying index, which effectively leverages the Fund’s investment. As a result, the market value of such securities will generally be more volatile than that of other securities.

A-6	MERRILL LYNCH VARIABLE SERIES FUNDS

Indexed and inverse securities involve credit risk, market risk and selection risk, and may also involve leverage risk, valuation risk, political risk, currency risk, liquidity risk or correlation risk.

Futures and Options — Certain Funds may use futures and options. Futures are exchange-traded contracts involving the obligation of the seller to deliver, and the buyer to receive, certain assets (or a money payment based on the change in value of certain assets or an index) at a specified time. Futures involve leverage risk and correlation risk and may involve currency risk and political risk. Options are exchange-traded or private contracts involving the right of a holder to deliver (a “put”) or receive (a “call”)

certain assets (or a money payment based on the change of certain assets or an index) from another party at a specified price within a specified time period. Options involve leverage risk and correlation risk. Private options also involve credit risk, valuation risk and liquidity risk. Options may involve currency risk and political risk.

The Funds will use futures and options primarily for hedging purposes — that is, to offset the risk that other holdings may decrease in value or that potential investment opportunities may increase in value before the Fund can fully implement its investment strategy. The Funds may use options, however, to enhance total return as well as for hedging purposes. While hedging can reduce losses, it can also reduce or eliminate gains if markets move in a different manner than anticipated by the Fund or if the cost of the future or option outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the future or option will not match those of the holdings being hedged as expected by the Fund, in which case losses on the holdings being hedged may not be reduced.

Swaps — Certain Funds are authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities.

Certain Funds will enter into a swap transaction only if, immediately following the time that a Fund enters into the transaction, the aggregate notional principal amount of swap transactions to which that Fund is a party would not exceed 5% of that Fund’s net assets.

MERRILL LYNCH VARIABLE SERIES FUNDS	A-7

[ICON] Your Account

Currency Contracts — Certain Funds may buy securities denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates will affect the value of the securities of the Fund. In order to seek to limit such changes, certain Funds may buy or sell contracts relating to foreign currencies for hedging purposes. Hedging is a strategy in which a currency contract is used to offset the risk that other Fund holdings may decrease in U.S. dollar value as the result of changes in exchange rates. Losses on the other investment may be substantially reduced by gains on a currency contract that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains if exchange rates move in a different manner than anticipated by the Fund or if the cost of the currency contract outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the currency contract will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced. A Fund may not be able to (or may not try to) hedge all currency risks, and there is no guarantee that a Fund’s currency hedging, if attempted, will be successful. A Fund may attempt to hedge through several different types of currency contracts, including currency forwards, currency options and currency-indexed instruments. Currency contracts involve currency risk, market risk, political risk and correlation risk and may also involve credit risk, valuation risk and liquidity risk, leverage risk and liquidity risk.

TYPES OF INVESTMENT RISK

This section contains a discussion of various risks that may be associated with certain investment strategies. The forepart of this Prospectus indicates which investment strategies may be used by each Fund.

Correlation Risk — The risk that changes in the value of two investments do not track or offset each other in the manner anticipated by Fund management. Correlation risk is associated with hedging transactions, in which a Fund uses a derivative to offset the risk that other Fund holdings may decrease in value or that potential investment opportunities may increase in value before the Fund can fully implement its investment strategy. Correlation risk means that changes in the value of the derivative may not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings or potential holdings being hedged may not be reduced.

A-8	MERRILL LYNCH VARIABLE SERIES FUNDS

Credit Risk — The risk that the issuer of an investment or other party to a trade will be unable to honor its obligations to a Fund.

Currency Risk — The risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value to a U.S. investor because the currency is worth fewer U.S. dollars.

Information Risk — The risk that important information about a security or market is inaccurate, unreliable or unavailable.

Leverage Risk — The risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — The risk that certain securities may be difficult or impossible to sell at the time that a Fund would like or at the price that a Fund believes the security is currently worth.

Market Risk/Interest Rate Risk —The risk that the entire market will undergo an unanticipated change in value, including the possibility that the market will go down sharply and unpredictably. For fixed-income investments, this includes the risk that the value of an investment will decrease as a result of changes in interest rates. Generally, when interest rates increase, fixed-income securities decrease in value and longer-term fixed-income securities decrease in value more than short-term fixed-income securities.

Political Risk — The risk of losses arising from government or legal events, such as changes in tax or trade laws, imposition of currency controls, adverse court or administrative rulings, or change of a government or political system.

Selection Risk — The risk that a specific Fund investment will underperform the market.

Valuation Risk — The risk that a Fund has valued an investment at a higher price than it can actually obtain upon a sale.

MERRILL LYNCH VARIABLE SERIES FUNDS	A-9

[ICON] Your Account

SPECIAL RISKS ASSOCIATED WITH FOREIGN INVESTMENTS GENERALLY

Foreign Market Risk — Since a Fund may invest in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because stocks traded on foreign markets have often (though not always) performed differently than stocks in the United States.

However, such investments involve special risks not present in U.S. investments that can increase the chances that a Fund will lose money. In particular, investment in foreign securities involves the following risks, which are generally greater for investments in emerging markets.

•	The economies of some foreign markets often do not compare favorably with that of the United States in areas such as growth of gross domestic product, reinvestment of capital, resources and balance of payments. Some of these economies may rely heavily on particular industries or foreign capital. They may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures.
•	Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes.
•	The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair a Fund’s ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect the Fund’s operations.
•	Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the United States.

A-10	MERRILL LYNCH VARIABLE SERIES FUNDS

•	Because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for a Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.
•	Foreign markets may have different clearance and settlement procedures. In certain markets, settlements may be unable to keep pace with the volume of securities transactions. If this occurs, settlement may be delayed and a Fund’s assets may be uninvested and not earning returns. A Fund may miss investment opportunities or be unable to sell an investment because of these delays.

Certain Risks of Holding Fund Assets Outside the United States — A Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on a Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Fund can earn on its investments and typically results in a higher operating expense ratio for a Fund than investment companies invested only in the United States.

European Economic and Monetary Union (“EMU”) — A number of European countries have entered into EMU in an effort to reduce trade barriers between themselves and eliminate fluctuations in their currencies. EMU establishes a single European currency (the euro), which was introduced on January 1, 1999 and is expected to replace the existing national currencies of all initial EMU participants by July 1, 2002. Certain securities (beginning with government and corporate bonds) were redenominated in the euro. These securities trade and make dividend and other payments only in euros. Like other investment companies and business organizations, including the companies in which a Fund invests, a Fund could be adversely affected:

•	If the transition to euro, or EMU as a whole, does not proceed as planned.

MERRILL LYNCH VARIABLE SERIES FUNDS	A-11

[ICON] Your Account

•	If a participating country withdraws from EMU.
•	If the computing, accounting and trading systems used by a Fund’s service providers, or by other entities with which a Fund or its service providers do business, are not capable of recognizing the euro as a distinct currency.

Currency Risk — Securities in which a Fund invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of a Fund’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars.

Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk”, means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Governmental Supervision and Regulation/Accounting Standard — Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have laws to protect investors the way that the United States’ securities laws do. For example, some countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund Management to completely and accurately determine a company’s financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount a Fund can earn on investments.

Emerging Market Risks — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation, or the United Nations. Emerging markets are riskier because they develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affects returns to U.S. investors. In addition, the securities markets in many of these countries have far lower trading volumes and less liquidity than developed

A-12	MERRILL LYNCH VARIABLE SERIES FUNDS

Net Asset Value — the market value of a Fund’s total assets after deducting liabilities divided by the number of shares outstanding.

markets. Since these markets are so small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions, or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious, and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

HOW TO BUY AND SELL SHARES

The Company is offering through this prospectus Class A shares in each of its Funds to the Insurance Companies. The price of shares purchased by the Insurance Companies is based on the next calculation of the per share net asset value of the Fund after an order is placed.

The Company may reject any order to buy shares and may suspend the sale of shares at any time.

The Company will redeem all full and fractional shares of the Funds for cash. The price of redeemed shares is based on the next calculation of net asset value after a redemption order is placed.

HOW SHARES ARE PRICED

When an Insurance Company purchases shares, the Insurance Company pays the net asset value. This is the offering price. Shares are also redeemed at their net asset value. Each Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open, after the close of business on the Exchange, based on prices at the time of

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[ICON] Your Account

Dividends — Ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.

closing. The Exchange generally closes at 4:00 p.m. Eastern time. Securities held by the Domestic Money Market and Reserve Assets Funds with a remaining maturity of 60 days or less are generally valued on an amortized cost basis. Under this method of valuation, a security is initially valued at cost on the date of purchase, and then the Domestic Money Market and Reserve Assets Funds amortize the value of the security at a constant rate until the maturity of the security, regardless of the impact of fluctuating interest rates on the market value of the security. The net asset value used in determining the price for the purchase or redemption of shares is the next one calculated after the purchase or redemption order is placed. Foreign securities owned by a Fund may trade on weekends or other days when a Fund does not price its shares. As a result, the Fund’s net asset value may change on days when an Insurance Company will not be able to purchase or redeem the Fund’s shares. The Domestic Money Market Fund and the Reserve Assets Fund will seek to maintain a net asset value of $1.00 per share.

DIVIDENDS AND TAXES

The Domestic Money Market and Reserve Assets Funds will declare dividends daily and will reinvest dividends monthly in additional full and fractional shares of those Funds. The Global Bond Focus, Government Bond, High Current Income and Prime Bond Funds will declare dividends monthly and reinvest dividends monthly in additional shares of those Funds. The Utilities and Telecommunications Focus Fund will declare dividends quarterly and will reinvest dividends quarterly in additional shares of the Fund. The American Balanced, Balanced Capital Focus, Basic Value Focus, Developing Capital Markets Focus, Fundamental Growth Focus, Global Growth Focus, Global Strategy Focus, Index 500, International Equity Focus, Natural Resources Focus, Quality Equity and Small Cap Value Focus Funds will declare dividends at least annually and will reinvest dividends at least annually in additional shares of the respective Funds.

Dividends paid by the Company may be included in a Insurance Company’s gross income. The tax treatment of these dividends depends on the Insurance Company’s tax status. A description of an Insurance Company’s tax status is contained in the prospectus for the Contract.

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Management of the Fund [ICON]

MERRILL LYNCH ASSET MANAGEMENT

Merrill Lynch Asset Management, the Company’s Investment Adviser, manages the Company’s investments and its business operations under the overall supervision of the Company’s Board of Directors. The Investment Adviser has the responsibility for making all investment decisions for the Company. The Investment Adviser has a sub-advisory agreement with MerrillLynch Asset Management U.K. Limited, an affiliate, under which the Investment Adviser may pay a fee for services it receives.

Fund Name	Management Fee for Year Ended December 31, 1999	% of Its Average Net Assets

American Balanced Fund	$ 951,542	0.55%

Balanced Capital Focus Fund*	$ 189,315	0.60%

Basic Value Focus Fund	$5,383,645	0.60%

Developing Capital Markets Focus Fund	$ 773,462	1.00%

Domestic Money Market Fund	$2,215,648	0.50%

Fundamental Growth Focus Fund**	N/A	N/A

Global Bond Focus Fund	$ 336,742	0.60%

Global Growth Focus Fund	$ 983,016	0.75%

Global Strategy Focus Fund	$4,535,540	0.65%

Government Bond Fund	$1,819,811	0.50%

High Current Income Fund	$2,396,737	0.47%

Index 500 Fund	$1,572,801	0.30%

International Equity Focus Fund	$1,360,388	0.75%

Natural Resources Focus Fund	$ 99,600	0.65%

Prime Bond Fund	$2,403,511	0.42%

Quality Equity Fund	$3,724,200	0.44%

Reserve Assets Fund	$ 104,515	0.50%

Small Cap Value Focus Fund***	$3,304,754	0.75%

Utilities and Telecommunications Focus Fund****	$ 793,754	0.60%

*	Formerly known as the Capital Focus Fund.
**	Fundamental Growth Focus Fund commenced operations on March 28, 2000.
***	Formerly known as the Special Value Focus Fund.
****	Formerly known as the Global Utility Focus Fund.

Merrill Lynch Asset Management was organized as an investment adviser in 1977 and offers investment advisory services to more than 40 registered investment companies. Merrill Lynch Asset Management is part of the Asset

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[ICON] Management of the Fund

Management Group of Merrill Lynch & Co., Inc., which had approximately $559 billion in investment company and other portfolio assets under management as of February, 2000. This amount includes assets managed for Merrill Lynch affiliates.

ADDITIONAL INFORMATION

A Note About Year 2000

As the year 2000 began, there were few problems caused by the inability of certain computer systems to tell the difference between the year 2000 and the year 1900 (commonly known as the “Year 2000 Problem”). It is still possible that some computer systems could malfunction in the future because of the Year 2000 Problem or as a result of actions taken to address the Year 2000 Problem. Company management does not anticipate that its services or those of the Company’s other service providers will be adversely affected, but Company management will continue to monitor the situation. If malfunctions related to the Year 2000 Problem do arise, the Company and its investments could be negatively affected.

Investment Adviser — Merrill Lynch Asset Management, L.P., 800 Scudders Mill Road, Plainsboro, New Jersey 08536, has been selected as the investment adviser of the Company.

Independent Auditors — Deloitte & Touche LLP, Princeton Forrestal Village, 116-300 Village Boulevard, Princeton, New Jersey 08540-6400, has been selected as the independent auditors of the Company.

Custodian — The Bank of New York, 100 Church Street, New York, New York 10286, acts as Custodian of the Company’s assets, except that Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, acts as Custodian for assets of the Company’s Developing Capital Markets Focus Fund.

Transfer and Dividend Disbursing Agent — Financial Data Services, Inc. (“FDS”), which is a wholly owned subsidiary of Merrill Lynch & Co., Inc., acts as the Company’s Transfer Agent and is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. FDS will receive an annual fee of $5,000 per Fund and will be entitled to reimbursement of out-of-pocket expenses.

Legal Counsel — Clifford Chance Rogers & Wells LLP, New York, NewYork, is counsel for the Company.

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Other Important Information

Merrill Lynch Variable Series Funds Class B Shares

PAGE
[ICON]	YOUR ACCOUNT

	The Insurance Companies	A-3
	Investment Strategies	A-3
	Types of Investment Risk	A-8
	Special Risks Associated with Foreign Investments Generally	A-10
	How to Buy and Sell Shares	A-13
	How Shares are Priced	A-14
	Dividends and Taxes	A-14
	Rule 12b-1 Fees for Class B Shares	A-15

[ICON]	MANAGEMENT OF THE FUND

	Merrill Lynch Asset Management	A-16
	Additional Information	A-17

[ICON]	FOR MORE INFORMATION

	Shareholder Reports	Back Cover
	Statement of Additional Information	Back Cover

MERRILL LYNCH VARIABLE SERIES FUNDS

Your Account [ICON]

THE INSURANCE COMPANIES

Shares of the Funds are sold to separate accounts of insurance companies (the “Insurance Companies”) to fund certain variable life insurance contracts and/or variable annuities (the “Contracts”) issued by the Insurance Companies. Certain Insurance Companies may be affiliates of Merrill Lynch Asset Management, L.P., the Funds’ adviser.

Shares of the Funds are owned by the Insurance Companies, not Contract owners. A Contract owner has no direct interest in the shares of a Fund, but only in the Contract. A Contract is described in the prospectus for that Contract. That prospectus describes the relationship between changes in the value of shares of a Fund, and the benefits provided under a Contract. The prospectus for a Contract also describes various fees payable to the Insurance Company and charges to the separate account made by the Insurance Company with respect to the Contract. Because shares of the Funds will be sold only to the Insurance Companies for the separate accounts, the terms “shareholder” and “shareholders” in this Prospectus refer to the Insurance Companies.

More than one Insurance Company may invest in each Fund. It is possible that a difference may arise among the interests of Insurance Companies that invest in a Fund or the holders of different types of Contracts — for example, if applicable state insurance law or Contract owner instructions prevent an Insurance Company from continuing to invest in a Fund following a change in the Fund’s investment policies, or if different tax laws apply to variable life insurance contracts and variable annuities. The Fund and the Insurance Companies will attempt to monitor events to prevent such differences from arising. If a conflict between Insurance Companies occurs, or between life insurance policies and annuity contracts, however, the Fund may be required to take actions that are adverse to the interests of a particular Insurance Company and its Contract owners, or to the interests of holders of a particular type of Contract.

INVESTMENT STRATEGIES

This section contains a discussion of certain investment strategies that may be used by the Funds. The forepart of this Prospectus indicates which of the following strategies may be used by each Fund. The risks associated with each of these strategies are described in greater detail in the following section

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[ICON] Your Account

of this Other Important Information section, “Types of Investment Risk”. As with any mutual fund, there can be no guarantee that a Fund will meet its goals or that a Fund’s performance will be positive for any period of time.

Borrowing and Leverage — Each Fund may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund’s portfolio. Borrowing will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund’s return. Certain securities that each Fund buys may create leverage including, for example, options.

Short-Term Investments — Each Fund will normally invest a portion of its assets in short-term debt securities, such as commercial paper or treasury bills agreements. As a temporary measure for defensive purposes, each Fund may invest more heavily in these securities, without limitation. A Fund may also increase its investment in these securities when Fund management is unable to find enough attractive long-term investments, to reduce exposure to long-term investments when management believes it is advisable to do so on a temporary basis, or to meet redemptions. Investments in short-term debt securities can be sold easily and have limited risk of loss but earn only limited returns. Short-term investments may therefore limit the potential for a fund to achieve its investment objective. Short-term investments involve credit risk.

Repurchase Agreements — Each Fund may invest in repurchase agreements. A repurchase agreement involves the purchase of a security together with a simultaneous agreement to resell the security to the seller at a later date at approximately the purchase price less an amount that represents interest to the buyer. Repurchase agreements are considered relatively safe, liquid investments for short-term cash, but involve the risk that the seller will fail to repurchase the security and that the Fund will have to attempt to sell the security in the market for its current value, which may be less than the amount the Fund paid for the security. Repurchase agreements involve credit risk.

Securities Lending — Each Fund may lend a portion of its portfolio securities. A Fund may lend portfolio securities to financial institutions in return for collateral in the form of government securities or cash. A Fund making a securities loan will either receive a fee from the borrower or pay the borrower interest in return for the right to seek to invest cash collateral at a higher rate. If a borrower fails to return a Fund’s security, the Fund will have to attempt to liquidate the borrower’s collateral, which may be worth less than the Fund’s security. Securities loans involve leverage risk and credit risk.

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Short-Term Trading — Each Fund can buy and sell securities whenever it sees a market opportunity, and therefore each Fund may engage in short-term trading. Short-term trading may increase a Fund’s expenses and have tax consequences. Short-term trading involves market risk and selection risk.

When-Issued Securities, Delayed Delivery Securities and Forward Commitments — When-issued and delayed-delivery securities and forward commitments involve the risk that the security a Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Fund both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price. When-issued and delayed delivery securities and forward commitments involve market risk, selection risk and leverage risk.

Non-Investment Grade Securities — Non-investment grade securities, otherwise known as “junk bonds”, are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Fund management believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for a Fund. Junk bonds generally are less liquid and experience more price volatility than higher rated debt securities. The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds involve credit risk, market risk, selection risk, valuation risk and liquidity risk, and certain junk bonds may also involve information risk, political risk or currency risk.

Foreign Securities — Certain Funds may invest in foreign securities. Foreign investing involves special risks not present in U.S. securities that may increase the chance a Fund will lose money, including foreign currency risk and the possibility of substantial volatility due to adverse political, economic or other developments. Foreign securities may also be less liquid and harder to value than U.S. securities. These risks are greater for investments in emerging markets. Foreign investing involves market risk, selection risk and political risk, and certain foreign investments may also involve credit risk, information risk, valuation risk, currency risk and liquidity risk.

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Restricted and Illiquid Securities — Each Fund may invest a portion of its assets in restricted and illiquid securities, which are investments that the Fund cannot easily resell within seven days at current value or that have contractual or legal restrictions on resale. If the Fund buys illiquid securities it may be unable to quickly resell them or may be able to sell them only at a price below current value. Restricted and illiquid securities involve liquidity risk, market risk, selection risk and valuation risk, and may involve information risk.

Covered Call Options — Certain Funds can sell covered call options, which are options that give the purchaser the right to require a Fund to sell a security owned by the Fund to the purchaser at a specified price within a limited time period. These Funds may also sell the purchaser a right to require the Fund to make a payment based on the level of an index that is closely correlated with some of the Fund’s holdings. A Fund will receive a premium (an upfront payment) for selling a covered call option, and if the option expires unexercised because the price of the underlying security has gone down the premium received by the Fund will partially offset any losses on the underlying security. By writing a covered call option, however, a Fund limits its ability to sell the underlying security and gives up the opportunity to profit from any increase in the value of the underlying security beyond the sale price specified in the option. Covered call options involve market risk, correlation risk, liquidity risk and selection risk.

Writing of Put Options — Certain Portfolios can sell covered or uncovered put options, which are options that give the purchaser the right to require a Portfolio to buy the underlying security or securities at the exercise price at any time during the option period or at a specific date. A put option written by a Portfolio is covered when, among other things, the Portfolio segregates permissible liquid assets having a value equal to or greater than the exercise price of the option to fulfill the obligation undertaken. A Portfolio receives a premium from writing put options which it retains whether or not the option is exercised. A put option written by a Portfolio exposes the Portfolio during the term of the option to a decline in price of the underlying security.

Indexed Derivative Securities — Certain Funds may invest in debt securities the potential returns of which are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. Some funds may also invest in securities whose return is inversely related to changes in an index or interest rate. In general, inverse securities change in value in a manner that is

A-6	MERRILL LYNCH VARIABLE SERIES FUNDS

opposite to most securities — that is, the return of inverse securities will decrease when the index increases in value and increase in value when the index decreases. Investments in indexed and inverse securities may subject the Fund to the risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed and inverse securities may increase or decrease in value at a greater rate than the underlying index, which effectively leverages the Fund’s investment. As a result, the market value of such securities will generally be more volatile than that of other securities. Indexed and inverse securities involve credit risk, market risk and selection risk, and may also involve leverage risk, valuation risk, political risk, currency risk, liquidity risk or correlation risk.

Futures and Options — Certain Funds may use futures and options. Futures are exchange-traded contracts involving the obligation of the seller to deliver, and the buyer to receive, certain assets (or a money payment based on the change in value of certain assets or an index) at a specified time. Futures involve leverage risk and correlation risk and may involve currency risk and political risk. Options are exchange-traded or private contracts involving the right of a holder to deliver (a “put”) or receive (a “call”) certain assets (or a money payment based on the change of certain assets or an index) from another party at a specified price within a specified time period. Options involve leverage risk and correlation risk. Private options also involve credit risk, valuation risk and liquidity risk. Options may involve currency risk and political risk.

The Funds will use futures and options primarily for hedging purposes — that is, to offset the risk that other holdings may decrease in value or that potential investment opportunities may increase in value before the Fund can fully implement its investment strategy. The Funds may use options, however, to enhance total return as well as for hedging purposes. While hedging can reduce losses, it can also reduce or eliminate gains if markets move in a different manner than anticipated by the Fund or if the cost of the future or option outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the future or option will not match those of the holdings being hedged as expected by the Fund, in which case losses on the holdings being hedged may not be reduced.

Swaps — Certain Funds are authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market

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[ICON] Your Account

value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities.

Certain Funds will enter into a swap transaction only if, immediately following the time that a Fund enters into the transaction, the aggregate notional principal amount of swap transactions to which that Fund is a party would not exceed 5% of that Fund’s net assets.

Currency Contracts — Certain Funds may buy securities denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates will affect the value of the securities of the Fund. In order to seek to limit such changes, certain Funds may buy or sell contracts relating to foreign currencies for hedging purposes. Hedging is a strategy in which a currency contract is used to offset the risk that other Fund holdings may decrease in U.S. dollar value as the result of changes in exchange rates. Losses on the other investment may be substantially reduced by gains on a currency contract that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains if exchange rates move in a different manner than anticipated by the Fund or if the cost of the currency contract outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the currency contract will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced. A Fund may not be able to (or may not try to) hedge all currency risks, and there is no guarantee that a Fund’s currency hedging, if attempted, will be successful. A Fund may attempt to hedge through several different types of currency contracts, including currency forwards, currency options and currency-indexed instruments. Currency contracts involve currency risk, market risk, political risk and correlation risk and may also involve credit risk, valuation risk and liquidity risk, leverage risk and liquidity risk.

TYPES OF INVESTMENT RISK

This section contains a discussion of various risks that may be associated with certain investment strategies. The forepart of this Prospectus indicates which investment strategies may be used by each Fund.

Correlation Risk — The risk that changes in the value of two investments do not track or offset each other in the manner anticipated by Fund

A-8	MERRILL LYNCH VARIABLE SERIES FUNDS

management. Correlation risk is associated with hedging transactions, in which a Fund uses a derivative to offset the risk that other Fund holdings may decrease in value or that potential investment opportunities may increase in value before the Fund can fully implement its investment strategy. Correlation risk means that changes in the value of the derivative may not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings or potential holdings being hedged may not be reduced.

Credit Risk — The risk that the issuer of an investment or other party to a trade will be unable to honor its obligations to a Fund.

Currency Risk — The risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value to a U.S. investor because the currency is worth fewer U.S. dollars.

Information Risk — The risk that important information about a security or market is inaccurate, unreliable or unavailable.

Leverage Risk — The risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — The risk that certain securities may be difficult or impossible to sell at the time that a Fund would like or at the price that a Fund believes the security is currently worth.

Market Risk/Interest Rate Risk — The risk that the entire market will undergo an unanticipated change in value, including the possibility that the market will go down sharply and unpredictably. For fixed-income investments, this includes the risk that the value of an investment will decrease as a result of changes in interest rates. Generally, when interest rates increase, fixed-income securities decrease in value and longer-term fixed-income securities decrease in value more than short-term fixed-income securities.

Political Risk — The risk of losses arising from government or legal events, such as changes in tax or trade laws, imposition of currency controls, adverse court or administrative rulings, or change of a government or political system.

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Selection Risk — The risk that a specific Fund investment will underperform the market.

Valuation Risk — The risk that a Fund has valued an investment at a higher price than it can actually obtain upon a sale.

SPECIAL RISKS ASSOCIATED WITH FOREIGN INVESTMENTS GENERALLY

Foreign Market Risk — Since a Fund may invest in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because stocks traded on foreign markets have often (though not always) performed differently than stocks in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that a Fund will lose money. In particular, investment in foreign securities involves the following risks, which are generally greater for investments in emerging markets.

•	The economies of some foreign markets often do not compare favorably with that of the United States in areas such as growth of gross domestic product, reinvestment of capital, resources and balance of payments. Some of these economies may rely heavily on particular industries or foreign capital. They may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures.
•	Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes.
•	The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair a Fund’s ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect the Fund’s operations.

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•	Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the United States.

•	Because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for a Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.
•	Foreign markets may have different clearance and settlement procedures. In certain markets, settlements may be unable to keep pace with the volume of securities transactions. If this occurs, settlement may be delayed and a Fund’s assets may be uninvested and not earning returns. A Fund may miss investment opportunities or be unable to sell an investment because of these delays.

Certain Risks of Holding Fund Assets Outside the United States — A Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on a Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Fund can earn on its investments and typically results in a higher operating expense ratio for a Fund than investment companies invested only in the United States.

European Economic and Monetary Union (“EMU”) — A number of European countries have entered into EMU in an effort to reduce trade barriers between themselves and eliminate fluctuations in their currencies. EMU establishes a single European currency (the euro), which was introduced on January 1, 1999 and is expected to replace the existing

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[ICON] Your Account

national currencies of all initial EMU participants by July 1, 2002. Certain securities (beginning with government and corporate bonds) were redenominated in the euro. These securities trade and make dividend and other payments only in euros. Like other investment companies and business organizations, including the companies in which a Fund invests, a Fund could be adversely affected:

•	If the transition to euro, or EMU as a whole, does not proceed as planned.
•	If a participating country withdraws from EMU.
•	If the computing, accounting and trading systems used by a Fund’s service providers, or by other entities with which a Fund or its service providers do business, are not capable of recognizing the euro as a distinct currency.

Currency Risk — Securities in which a Fund invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of a Fund’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars.

Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk”, means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Governmental Supervision and Regulation/Accounting Standard — Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have laws to protect investors the way that the United States’ securities laws do. For example, some countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund Management to completely and accurately determine a company’s financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount a Fund can earn on investments.

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Emerging Market Risks — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation, or the United Nations. Emerging markets are riskier because they develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affects returns to U.S. investors. In addition, the securities markets in many of these countries have far lower trading volumes and less liquidity than developed markets. Since these markets are so small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions, or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious, and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

HOW TO BUY AND SELL SHARES

The Company is offering through this prospectus Class B shares in each of its Funds to the Insurance Companies. The price of shares purchased by the Insurance Companies is based on the next calculation of the per share net asset value of the Fund after an order is placed.

The Company may reject any order to buy shares and may suspend the sale of shares at any time.

The Company will redeem all full and fractional shares of the Funds for cash. The price of redeemed shares is based on the next calculation of net asset value after a redemption order is placed.

MERRILL LYNCH VARIABLE SERIES FUNDS	A-13

[ICON] Your Account

Net Asset Value — the market value of a Fund’s total assets after deducting liabilities divided by the number of shares outstanding.

HOW SHARES ARE PRICED

When an Insurance Company purchases shares, the Insurance Company pays the net asset value. This is the offering price. Shares are also redeemed at their net asset value. Each Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open, after the close of business on the Exchange, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. Securities held by the Domestic Money Market and Reserve Assets Funds with a remaining maturity of 60 days or less are generally valued on an amortized cost basis. Under this method of valuation, a security is initially valued at cost on the date of purchase, and then the Domestic Money Market and Reserve Assets Funds amortize the value of the security at a constant rate until the maturity of the security, regardless of the impact of fluctuating interest rates on the market value of the security. The net asset value used in determining the price for the purchase or redemption of shares is the next one calculated after the purchase or redemption order is placed. Foreign securities owned by a Fund may trade on weekends or other days when a Fund does not price its shares. As a result, the Fund’s net asset value may change on days when an Insurance Company will not be able to purchase or redeem the Fund’s shares. The Domestic Money Market Fund and the Reserve Assets Fund will seek to maintain a net asset value of $1.00 per share.

DIVIDENDS AND TAXES

The Domestic Money Market and Reserve Assets Funds will declare dividends daily and will reinvest dividends monthly in additional full and fractional shares of those Funds. The Global Bond Focus, Government Bond, High Current Income and Prime Bond Funds will declare dividends monthly and reinvest dividends monthly in additional shares of those Funds. The Utilities and Telecommunications Focus Fund will declare dividends quarterly and will reinvest dividends quarterly in additional shares of the Fund. The American Balanced, Balanced Capital Focus, Basic Value Focus, Developing Capital Markets Focus, Fundamental Growth Focus, Global Growth Focus, Global Strategy Focus, Index 500, International Equity Focus, Natural Resources Focus, Quality Equity and Small Cap Value Focus

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Dividends — Ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.

Funds will declare dividends at least annually and will reinvest dividends at least annually in additional shares of the respective Funds.

Dividends paid by the Company may be included in a Insurance Company’s gross income. The tax treatment of these dividends depends on the Insurance Company’s tax status. A description of an Insurance Company’s tax status is contained in the prospectus for the Contract.

RULE 12b-1 FEES FOR CLASS B SHARES

The Company has adopted a plan under Rule 12b-1 of the Investment Company Act that allows each Fund to pay distribution fees to each of the participating Insurance Companies for the sale and distribution of its Class B Shares. Because these fees are paid out of each Fund’s assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. The amount of the distribution fee payable under the plan equals .15% of the average daily net asset value of the Class B Shares of the Fund heldy by the participating Insurance Company.

MERRILL LYNCH VARIABLE SERIES FUNDS	A-15

Management of the Fund [ICON]

MERRILL LYNCH ASSET MANAGEMENT

Merrill Lynch Asset Management, the Company’s Investment Adviser, manages the Company’s investments and its business operations under the overall supervision of the Company’s Board of Directors. The Investment Adviser has the responsibility for making all investment decisions for the Company. The Investment Adviser has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited, an affiliate, under which the Investment Adviser may pay a fee for services it receives.

Fund Name	Management Fee for Year Ended December 31, 1999	% of Its Average Net Assets

American Balanced Fund	$ 951,542	0.55%

Balanced Capital Focus Fund*	$ 189,315	0.60%

Basic Value Focus Fund	$5,383,645	0.60%

Developing Capital Markets Focus Fund	$ 773,462	1.00%

Domestic Money Market Fund	$2,215,648	0.50%

Fundamental Growth Focus Fund**	N/A	N/A

Global Bond Focus Fund	$ 336,742	0.60%

Global Growth Focus Fund	$ 983,016	0.75%

Global Strategy Focus Fund	$4,535,540	0.65%

Government Bond Fund	$1,819,811	0.50%

High Current Income Fund	$2,396,737	0.47%

Index 500 Fund	$1,572,801	0.30%

International Equity Focus Fund	$1,360,388	0.75%

Natural Resources Focus Fund	$ 99,600	0.65%

Prime Bond Fund	$2,403,511	0.42%

Quality Equity Fund	$3,724,200	0.44%

Reserve Assets Fund	$ 104,515	0.50%

Small Cap Value Focus Fund***	$3,304,754	0.75%

Utilities and Telecommunications Focus Fund****	$ 793,754	0.60%

*	Formerly known as the Capital Focus Fund.
**	Fundamental Growth Focus Fund commenced operations on March 28, 2000.
***	Formerly known as the Special Value Focus Fund.
****	Formerly known as the Global Utility Focus Fund.

Merrill Lynch Asset Management was organized as an investment adviser in 1977 and offers investment advisory services to more than 40 registered investment companies. Merrill Lynch Asset Management is part of the Asset

A-16	MERRILL LYNCH VARIABLE SERIES FUNDS

Management Group of Merrill Lynch & Co., Inc., which had approximately $559 billion in investment company and other portfolio assets under management as of February, 2000. This amount includes assets managed for Merrill Lynch affiliates.

ADDITIONAL INFORMATION

A Note About Year 2000

As the year 2000 began, there were few problems caused by the inability of certain computer systems to tell the difference between the year 2000 and the year 1900 (commonly known as the “Year 2000 Problem”). It is still possible that some computer systems could malfunction in the future because of the Year 2000 Problem or as a result of actions taken to address the Year 2000 Problem. Company management does not anticipate that its services or those of the Company’s other service providers will be adversely affected, but Company management will continue to monitor the situation. If malfunctions related to the Year 2000 Problem do arise, the Company and its investments could be negatively affected.

Investment Adviser — Merrill Lynch Asset Management, L.P., 800 Scudders Mill Road, Plainsboro, New Jersey 08536, has been selected as the investment adviser of the Company.

Independent Auditors — Deloitte & Touche LLP, Princeton Forrestal Village, 116-300 Village Boulevard, Princeton, New Jersey 08540-6400, has been selected as the independent auditors of the Company.

Custodian — The Bank of New York, 100 Church Street, New York, New York 10286, acts as Custodian of the Company’s assets, except that Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, acts as Custodian for assets of the Company’s Developing Capital Markets Focus Fund.

Transfer and Dividend Disbursing Agent — Financial Data Services, Inc. (AFDS”), which is a wholly owned subsidiary of Merrill Lynch & Co., Inc., acts as the Company’s Transfer Agent and is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. FDS will receive an annual fee of $5,000 per Fund and will be entitled to reimbursement of out-of-pocket expenses.

Legal Counsel — Clifford Chance Rogers & Wells LLP, New York, New York, is counsel for the Company.

MERRILL LYNCH VARIABLE SERIES FUNDS	A-17

For More Information [ICON]

Shareholder Reports

Additional information about the investments of each of the Funds is available in the Company’s annual and semi-annual reports to shareholders. In the Company’s annual report you will find a discussion of the market conditions and investment strategies that significantly affected each Fund’s performance during its last fiscal year. You may obtain these reports at no cost by calling (609) 282-2800.

Statement of Additional Information

The Company’s Statement of Additional Information contains further information about each Fund and is incorporated by reference (legally considered to be part of this prospectus). You may request a free copy by writing the Company at Merrill Lynch Variable Series Funds, Inc. P.O. Box 9011, Princeton, New Jersey 08543-9011 or by calling (609) 282-2800.

Contact the Company at the telephone number or address indicated above if you have any questions.

Information about the Company (including the Statement of Additional Information) can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Call 1-800-SEC-0330 for information on the operation of the public reference room. This information is also available on the SEC’s Internet site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee by writing the Public Reference Section of the SEC, Washington, D.C. 20549-6009.

You should rely only on the information contained in this Prospectus. No one is authorized to provide you with information that is different from the information contained in this Prospectus.

Investment Company Act file #811-3290 ©MLAM

Prospectus

[LOGO] Merrill Lynch

Merrill Lynch Variable Series Funds, Inc.

April 4, 2000